Exhibit 99.3

NOTICE OF WITHDRAWAL

NorthStar Realty Finance Corp.

Offer To Exchange

3.00% Senior Notes due 2014 (the “New Notes”)
of NorthStar Realty Finance Corp.

for

Any and All Outstanding 7.50% Exchangeable Senior Notes Due 2031 (the “Old Notes”)
of NorthStar Realty Finance Limited Partnership

Fully and Unconditionally Guaranteed by

NorthStar Realty Finance Corp. and NRFC Sub-REIT Corp.

Subject to the terms and conditions described in the Prospectus dated February 28, 2014

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 27, 2014 UNLESS EXTENDED OR EARLIER TERMINATED BY THE COMPANY.

The undersigned acknowledges receipt of the Letter of Transmittal (this “Letter of Transmittal”) and the Prospectus, dated February 28, 2014 (the “Prospectus” and together with this Letter of Transmittal, as the same may be amended and supplemented from time to time, the “Offer Documents”), constituting an offer (the “Exchange Offer”) by NorthStar Realty Finance Corp. (the “Company”), to purchase any and all outstanding Old Notes on the terms and subject to the conditions set forth in the Offer Documents. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.  For each $1,000 principal amount that remains payable on the Old Notes outstanding at the Expiration Date, tendered prior to the Expiration Date and accepted for exchange, the Company will pay the Exchange Consideration (the “Exchange Consideration”) described in the Prospectus in the form of New Notes.

Holders whose Old Notes are accepted for exchange will also be entitled to receive a cash payment for accrued and unpaid interest on the Notes to, but excluding, the settlement date. We will not accept any tender that would result in the issuance of less than $1,000 principal amount of New Notes. The aggregate Exchange Consideration paid to each participating holder for all Old Notes validly tendered (and not validly withdrawn) and accepted by us will be rounded down, if necessary, to $1,000 or the nearest whole multiple of $1,000 in excess. If we are required to round down any amount of notes to be issued, we will, at our option, either pay cash equal to equal to the remaining portion, if any, of the Exchange Consideration or issue to such holder an additional $1,000 of New Notes. Any Old Notes or portions thereof that are not tendered or accepted for exchange must be in a minimum denomination of $1,000. For further information regarding the calculation of the purchase price, see the Prospectus.

Questions and requests for assistance relating to the procedures for tendering Old Notes and requests for additional copies of the Prospectus and the Letter of Transmittal may be directed to Global Bondholder Services Corporation, as the information agent for the Exchange Offer (the “Information Agent”) at its address and telephone numbers listed on the back cover page of the Prospectus. Questions regarding the Exchange Offer may also be directed to Deutsche Bank Securities (the “Dealer Manager”) at its addresses and telephone numbers listed on the back cover page of the Prospectus.

All withdrawals of the Notes previously tendered in the Exchange Offer must comply with the procedures described in the Prospectus.

The undersigned has identified in the table below the Old Notes that are being withdrawn from the Exchange Offer.

DESCRIPTION OF NOTES TO BE WITHDRAWN
7.50% Exchangeable Senior Notes Due 2031
(CUSIP No. 66705PAA1)

Principal amount of Old Notes to be Withdrawn: $

Date(s) such Notes were tendered:

This form should only be used for withdrawals of Old Notes delivered through DTC if the undersigned needs to withdraw Notes on the Expiration Date and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Old Notes. A DTC participant withdrawing Notes should fill out and sign this form and then fax it to the Exchange Agent, at its fax number listed on the back cover of the Prospectus. Immediately after faxing this form, the DTC participant should telephone the Exchange Agent at its telephone number listed on the back cover of the Prospectus to confirm receipt and discuss any other steps it may need to take.

This form must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Notes being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

DTC Participant Number:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (and Zip Code):

Telephone Number:

TIN or SSN:

Transaction Code Number:

Date:

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by NorthStar Realty Finance Corp. in its sole discretion, which determination will be final and binding. NorthStar Realty Finance Corp. reserves the absolute right to reject any and all tenders or withdrawals of tenders of Old Notes that are not in proper form or the acceptance of which would, in the opinion of counsel for NorthStar Realty Finance Corp., be unlawful. NorthStar Realty Finance Corp. also reserves the absolute right to waive any irregularities or defects as to particular Old Notes either before or after the Expiration Date, whether or not similar defects or irregularities are waived in the case of other holders of Old Notes. NorthStar Realty Finance Corp.’s interpretation of the terms and conditions of the Offer Documents will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as NorthStar Realty Finance Corp. shall determine. None of NorthStar Realty Finance Corp., the Information Agent, the Exchange Agent, the Dealer Manager nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders or withdrawals of tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders or withdrawals of tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided herein, as soon as practicable following the Expiration Date.

NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE EXCHANGE AGENT OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES AS TO WHETHER TO TENDER ANY NOTES OR REFRAIN FROM TENDERING NOTES IN THE EXCHANGE OFFER. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE PROSPECTUS OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT.